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                                                                    EXHIBIT 3.15

                              AMENDED AND RESTATED
                            CERTIFICATE OF FORMATION
                                       OF
                      COLUMBIA BEDDING & FEATHER CO., LLC

         This Amended and Restated Certificate of Formation of Columbia Bedding & Feather Co., LLC (the "LLC"), dated as of April 29, 2003, is being duly executed and filed by Allen C. Tucci, as an authorized person, to amend and restate Certificate of Formation of the LLC which was filed on August 15, 2001 under the Delaware Limited Liability Company Act, as amended by the Certificate of Amendment filed January 29, 2003 pursuant to Section 18-208 of the Delaware Limited Liability Company Act,

         The Certificate of Formation is hereby amended and restated in its entirely to read as follows:

         FIRST:   The name of the limited liability company is Windsor Bedding
Co., LLC (the "LLC").

         SECOND; The registered office of the LLC in the State of Delaware is located at Suite 200, 103 Foulk Road, County of New Castle, Wilmington, Delaware, 19803.

         THIRD:   The name and address of the registered agent of the LLC is
Entity Services Group. LLC, Suite 200,103 Foulk Road, County of New Castle, Wilmington, Delaware, 19803.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation as of the 29th day of April, 2003

                                                   /s/  Allen C. Tucci
                                                   -------------------
                                                   Allen C. Tucci
                                                   Authorized Person